UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):   October 11, 2012

DEYU AGRICULTURE CORP.

(Exact name of registrant as specified in Charter)

Nevada	333-160476	80-0329825
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

 Headquarters in China

8th Floor, Block 5, Aolinjiatai Building

1 Kehuiqian Street

Chaoyang District, Beijing, China

Zip Code: 100192

Office in the United States

Columbus Circle 5

1790 Broadway, 8th Floor

New York, New York 10019, USA

(Address, including zip code, of principal executive offices)

In China: 86-10-5224 1802

In the United States: (646) 820-8060

 (Issuer Telephone number)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2012, the Board of Directors (the “Board”) of Deyu Agriculture Corp., a Nevada corporation (the “Company”), held a Board meeting whereby the Board expanded the number of members serving on the Board from five (5) to seven (7) in accordance with the Company’s Bylaws. In addition, the Board filled the vacancies created by such expansion by appointing Messrs. Greg Chen and Jan Poulsen to serve on the Board until the next following annual meeting of the stockholders of the Company, at which such directors shall be eligible for election by the stockholders. Also effective October 11, 2012, Mr. Longjiang Yuan resigned as a member of the Company’s Audit Committee, effective immediately, and Mr. Poulsen was appointed to serve on the Audit Committee, effective immediately. Mr. Yuan continues to serve as a Board member of the Company.

The Board also accepted the amicable resignation of Jianming Hao as President and appointed Mr. Chen to serve as President of the Company, effective immediately. Mr. Chen shall report to the Company’s Chief Executive Officer and his responsibilities shall include, without limitation, assisting the Company with its international and domestic market development, enhancing the Company’s investor relations programs and the execution of those programs and assisting the Company with its corporate and operational strategies and business planning. Mr. Chen has over fifteen (15) years of international business strategy, development and management experience in the investment, fine arts, media, technology and manufacturing sectors. Prior to joining the Company, Mr. Chen has served as Chief Executive Officer of the P-Media Group, a company providing commercial promotion and marketing strategies and related services in China, since August 2009. From May 2007 to July 2009, Mr. Chen served as Director of China Operations for Capital Market Services Inc, a New York based financial firm, to oversee its China strategy development and operations. Prior to May 2007, Mr. Chen served as Managing Director of Titian International Inc, an intentional business development services firm. Mr. Chen was instrumental in the first major global Chinese contemporary art exhibition by Sotheby's in 2006, a ground-breaking event in the international contemporary art landscape. Educated in US and China, Mr. Chen is fluent in Mandarin, has a Masters of Science degree in EE/Control-Theory.

Mr. Poulsen has over twenty (20) years of management experience working for international organizations within the food & beverage industry and from the auditing firm PricewaterhouseCoopers. Mr. Poulsen has extensive experience in a wide variety of areas including financial management, strategy and business development, M&A activities, turnaround expertise as well as technology implementations. Since August 2011, Mr. Poulsen has served as an M&A advisor for H.T. Capital, an investment bank in New York. From 2001 to August 2011, Mr. Poulsen had various management positions at Arla Foods, a global company within the dairy industry. Mr. Poulsen served as the Chief Financial Officer for Arla Foods Inc. in the USA from September 2009 to August 2011, as the Finance Manager and Business Development Manager from 2006 until August 2009, and as Project Manager for Group Finance from 2001 to 2006. Mr. Poulsen has a Masters of Science in Business Administration and an Auditing degree from Aarhus School of Business in Aarhus, Denmark, extensive leadership education from Columbia University and IMD in Switzerland. Mr. Poulsen is deemed an independent director of the Company and is deemed an “audit committee financial expert” as defined under Item 407(d) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DEYU AGRICULTURE CORP.

Date: October 17, 2012	By:	/s/ Amy He
Amy He Chief Financial Officer

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